UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

TE CONNECTIVITY LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260
(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On January 28, 2015, TE Connectivity Ltd. (the “Company”) issued a press release reporting the Company’s first quarter results for fiscal 2015. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 2.02.

Item 7.01.  Regulation FD Disclosure

On January 28, 2015, the Company issued a press release announcing that it has entered into a definitive agreement to sell its Broadband Network Solutions Business. A copy of the press release is furnished as Exhibit 99.2 to this report and incorporated by reference in this Item 7.01.

The Company will hold a conference call and webcast on January 28, 2015 (see information in the press release attached hereto as Exhibit 99.1 under “Conference Call and Webcast” and in the press release attached hereto as Exhibit 99.2 under “Conference call and Webcast”).  A copy of the slide materials to be discussed at the conference call and webcast is being furnished pursuant to Regulation FD as Exhibit 99.3 and is incorporated herein by reference, and the slide materials also can be accessed at the “Investors” section of the Company’s website (www.te.com).

Item 8.01.  Other Events

The press releases also announced the board of directors’ decision to authorize an increase in the Company’s share repurchase program by $3.0 billion.

Item 9.01.  Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

99.1	Press release issued January 28, 2015 reporting the Company’s first quarter results for fiscal 2015

99.2	Press release issued January 28, 2015 reporting the Company’s entry into a definitive agreement to sell its Broadband Network Solutions Business

99.3	Presentation dated January 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.
(Registrant)

By:	/s/ Robert W. Hau
Robert W. Hau
Executive Vice President and Chief Financial Officer

Date: January 28, 2015